PARTICIPATION AGREEMENT

Amendment No. 1

October 31, 2003

THIS AGREEMENT, dated as of the 16th day of September, 2002 and amended on October 31, 2003, by and among Sun Life Assurance Company of Canada (U.S.) a Delaware life insurance company, and Sun Life Insurance and Annuity Company of New York, a New York life insurance company (each of which is hereinafter referred to as the "Company"), each of which is life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the "Account"), PIMCO Variable Insurance Trust (the "Fund"), a Delaware business trust, and PIMCO Funds Distributors LLC (the "Underwriter"), a Delaware limited liability company.

1. Schedule A is hereby deleted in its entirety and replaced with the following:

Schedule A

PIMCO Variable Insurance Trust Portfolios:

PIMCO Emerging Markets Bond Portfolio

PIMCO High Yield Portfolio

PIMCO Total Return Bond Portfolio

PIMCO Real Return Bond Portfolio

Segregated Asset Accounts:

Sun Life of Canada (U.S.) Variable Account F; Established July 13, 1989

Sun Life (NY) Variable Account C; Established October 18, 1985

Sun Life (NY) Variable Account D; Established April 9, 1986

Keyport Variable Account A; Established January 30, 1996

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date and year first written above.
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.):
By its authorized officers

By: _________________________________
For the President

Name: Philip K. Polkinghorn
Title: Vice President, Annuities

By: _________________________________
For the Secretary

Name: Edward M. Shea
Title: Assistant Vice President and Senior Counsel

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK:
By its authorized officers

By: _________________________________
For the President

Name: Philip K. Polkinghorn
Title: Vice President, Annuities

By: _________________________________
For the Secretary

Name: Edward M. Shea
Title: Assistant Vice President and Senior Counsel

PIMCO VARIABLE INSURANCE TRUST
By its authorized officer

By: _________________________________
Name: Jeffrey M. Sargent
Title: Senior Vice President

PIMCO FUNDS DISTRIBUTORS LLC
By its authorized officer

By: _________________________________
Name: _________________________________
Title: _________________________________